Exhibit 4.4

            OFFSHORE WARRANT SUBSCRIPTION AGREEMENT

           This  Warrant  Subscription  Agreement  (the
"Agreement"), dated as of December 22, 1997, is entered into by and between Coyote Network Systems Inc., a Delaware corporation (the "Issuer"), and First Bermuda
Securities Limited. (the "Purchaser").


           The  Issuer has offered to sell outside  the
United States (as that term is defined in Regulation  S
("Regulation S") under the United States Securities Act
of  1933,  as  amended (the "Act")) to the Purchaser  a
warrant  to purchase 48,611 shares of its common  stock
("Common Stock"), $1.00 par value, at a price of  $7.20
per  share.   Capitalized terms  used  herein  and  not
defined herein shall have the meanings given to them in Regulation S.

          The parties hereto agree as follows:

           1.   Sale of Warrant.  Upon the basis of the
representations  and warranties,  and  subject  to  the
terms and conditions, set forth in this Agreement,  the
Issuer covenants and agrees to sell to the Purchaser on
the Closing Date (as hereinafter defined), a warrant in
the  form  of  Exhibit  A  hereto  (the  "Warrant")  to
purchase 48,611 shares of its Common Stock (such shares
of   Common  Stock  and  other  securities  issued  and
issuable  upon  any exercise of the Warrant  or  a  New
Warrant (as defined below), the "Warrant Shares"), at a
price  equal  to  $7.20  per  share,  in  exchange  for
services already rendered in full by the Purchaser in a
capital-raising transaction for the Issuer and upon the
basis  of  the  representations  and  warranties,   and
subject to the terms and conditions, set forth in this Agreement, the Purchaser covenants and agrees to accept from the Issuer on the Closing Date the Warrant as payment for said services.


          2.   Closing.  The closing of the sale of the
Warrant  pursuant to Section 1 hereof shall take  place
on or before December 22, 1997 (the "Closing Date"), at
the   offices  of  First  Bermuda  Securities  Limited,
located  at 11 Church Street, Chevron House,  Hamilton,
Bermuda HM11. The Warrant shall be delivered by, or on behalf of, the Issuer at the above-mentioned offices of First Bermuda on the Closing Date. Delivery of the
Warrant shall be in accordance with the instructions of the Purchaser, and in such names as the Purchaser shall instruct, subject to customary settlement procedures.


          3.   Description of the Warrant

                 (a)   Execution  and  Delivery.    The
Warrant shall be executed by the Issuer and delivered to the Purchaser on the Closing Date.

               (b)  Exercise. (i)  The Issuer covenants
that procedures will be implemented ("Procedures") to ensure that the Warrant and any new warrant issued pursuant to Section 2(a) or Section 4 of the Warrant or otherwise (a "New Warrant") may not be exercised within the United States and that no Warrant Share may be delivered within the United States upon any such exercise, other than in an offering that meets the
definition   of  "offshore  transaction"  pursuant   to
paragraph (i)(3) of Rule 902 of Regulation S, unless registered under the Act or an exemption from such
registration  is  available.   The  Purchaser  and  any
subsequent transferee pursuant to the terms of this Agreement and the Warrant or any New Warrant (the
Purchaser   and  each  such  transferee,  a   "Holder")
covenant not to
exercise the Warrant or any New Warrant except in compliance with the Procedures and the terms of this Agreement and the Warrant or such New Warrant.

                      (ii)    Each  Holder  agrees   to
deliver, prior to any exercise of the Warrant or any New Warrant, a certificate in the form of Schedule Two to Exhibit A hereto or a written opinion of counsel that the Warrant, or New Warrant, as the case may be, and the Warrant Shares delivered upon any exercise thereof have been registered under the Act or are exempt from registration thereunder.

                    (iii)     The Issuer need not issue
or deliver Warrant Shares unless and until in the opinion of the Issuer's counsel (such counsel's fees to be paid by the Issuer) all applicable requirements of federal and state securities laws and registration (or exemption from registration) of such shares under the Act, and all applicable listing requirements of any national securities exchange on which shares of the same class are then listed, have been complied with.

                (c)   Transferability of Warrant.  Each
Holder   will   not   sell,  assign,  convey,   pledge,
hypothecate,  grant  security interests  in,  encumber,
give  away  or  in  any  other  manner  dispose  of  or
transfer, whether voluntarily or by operation  of  law,
any  of  the  Warrant, any New Warrant or  the  Warrant
Shares  to  any person or entity that, to the knowledge
of  such  Holder, competes directly or indirectly  with
the  Issuer  without the prior written consent  of  the
Issuer.   Any  attempted transfer of the  Warrant,  the
Warrant  Shares  or any New Warrant not  in  accordance
with this Section 3(c) shall be null and void, and  the
Issuer  shall not in any way be required to give effect
to  such transfer.  No transfer of the Warrant  or  any
New   Warrant  shall  be  effective  for  any   purpose
hereunder unless and until (i) written notice of such transfer and of the name and address of the transferee has been received by the Issuer, (ii) the transferee shall first agree in a writing deposited with the Secretary of the Issuer to be bound by all the provisions of this Agreement, and (iii) in the opinion of the Issuer's counsel (such counsel's fees to be paid by the Issuer) all requirements of applicable state securities laws and any requirement to register such transfer under the Act have been complied with.

                (d)   Successors to the  Issuer.   This
Agreement shall be binding upon and inure to the benefit of any successor or successors of the Issuer.

                (e)  Legends.  The Warrant and each New
Warrant shall bear a legend stating:

     This  warrant and the shares of common  stock
     of  Coyote Network Systems Inc. to be  issued
     upon  any  exercise of the Warrant  have  not
     been  registered under the Securities Act  of
     1933, as amended (the "Act") and this warrant
     may  not be exercised by or on behalf of  any
     U.S. person (as defined in Regulation S under
     the  Act) unless registered under the Act  or
     an   exemption  from  such  registration   is
     available.

     In  addition,  this  Warrant  is  subject  to
     restrictions on sale, assignment, conveyance,
     pledge,   hypothecation,  grant  of  security
     interest, encumbrance, gift or any other manner of disposition or transfer, whether voluntarily or by operation of law, as set forth in an Offshore Warrant Subscription
     Agreement, dated as of December 22, 1997, by and between First Bermuda Securities Limited, and Coyote Network Systems Inc., a copy of which is available for inspection at the offices of Coyote Network Systems Inc..

Further, unless the Warrant Shares have been registered
under  the  Act, upon any exercise of any part  of  the
Warrant   or   any   New  Warrant,   all   certificates
representing Warrant Shares shall bear on the face thereof substantially the following legend:

     The shares of common stock represented hereby
     have  not  been registered under the  Federal
     Securities  Act  of  1933,  as  amended  (the
     "Act")  or the securities laws of any
     state, and may be offered or sold only if registered
     under   the  Act  and  all  other  applicable
     securities laws or if Coyote Network  Systems
     Inc.  receives  a  satisfactory  opinion   of
     counsel   that   an   exemption   from   such
     registration is available.

           4.    Representations and Warranties of  the
Purchaser.   The Purchaser understands, and  represents
and warrants to, and agrees with, the Issuer, that:

                (a)  The Purchaser understands that  no
federal or state agency has passed on or made any recommendation or endorsement of the Warrant.

               (b)  The Purchaser acknowledges that, in
making the decision to purchase the Warrant, it has relied solely upon independent investigations made by it and not upon any representations made by the Issuer with respect to the Issuer or the Warrant.

                (c)  The Purchaser understands that the
Warrant is being offered and sold to it in reliance  on
specific   exemptions  or  non-application   from   the
registration   requirements  of   federal   and   state
securities laws and that the Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Warrant.

                (d)  The Purchaser is not a U.S. Person
(as defined in Regulation S) and is not an affiliate of the Issuer.

               (e)  No offer of the Warrant was made to
the Purchaser in the United States.

                (f)  At the time the buy order for  the
Warrant   was  originated  the  Purchaser  was  located
outside the United States.

                 (g)    None  of  the  Purchaser,   its
affiliates or any person acting on behalf of the Purchaser or any such affiliate has engaged, or will engage, in any Directed Selling Efforts with respect to the Warrant, any New Warrant or the Warrant Shares; and the Purchaser and its affiliates have complied, and will comply, with the Offering Restrictions, and any other requirements, of Regulation S.

                (h)   The  Purchaser is aware that  the
Warrant, any New Warrant and the Warrant Shares have not been and will not be registered under the Act and may only be offered or sold pursuant to registration under the Act or an available exemption therefrom, and subject to the terms and conditions set forth herein.

               (i)  The Purchaser:

                     (i)   will not, during the  period
commencing on the Closing Date and ending on the day 40 days after the Closing Date (the "Restricted Period"), offer or sell the Warrant, any New Warrant or any Warrant Shares in the United States, to a U.S. Person or for the account or benefit of a U.S. Person or other than in accordance with Rule 903 or Rule 904 of Regulation S; and

                     (ii) will, after the expiration of
the Restricted Period, offer, sell, pledge or otherwise transfer the Warrant, any New Warrant or any Warrant
Shares only pursuant to registration under the Act or an available exemption therefrom and, in any case, in accordance with applicable state securities laws.

                (j)   If the Purchaser offers and sells
the Warrant, any New Warrant or any Warrant Shares during the Restricted Period, then it will do so only in accordance with the provisions of Regulation S or pursuant to registration under the Act.

                (k)   The transactions contemplated  by
     this Agreement:

                     (i)   have  not been  pre-arranged
with a purchaser located in the United States or is a U.S. Person; and

                     (ii)  are  not part of a  plan  or
scheme to evade the registration provisions of the Act.

                (l)   The  Purchaser is purchasing  the
Warrant  for  its  own  account  for  the  purpose   of
investment and not (i) with a view to, or for sale in connection with, any distribution thereof or of any New
Warrant or Warrant Shares or (ii) for the account or on behalf of any U.S. Person.

                (m)   The Purchaser has consulted  with
the Issuer with respect to the transactions pursuant to this Agreement, and no objection has been raised by the Issuer.

                (n)   Neither  the  Purchaser  nor  any
affiliate thereof has entered, or will enter or has the
intention  of  entering, into  any  put  option,  short
position  or other similar instrument or position  with
respect to the Warrant Shares or securities of the same
class   as   the  Warrant  Shares  purchased   in   any
transaction.

           5.    Representations and Warranties of  the
Issuer.    The Issuer represents and warrants  to,  and
agrees with, the Purchaser that:

                 (a)    The   Issuer  has   been   duly
incorporated and is validly existing as a corporation in good standing under the laws of Delaware.

                 (b)   This  Agreement  has  been  duly
authorized, executed and delivered by the Issuer and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Issuer has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder.

               (c)  No consent, approval, authorization
or  order of any court, governmental agency or body  or
arbitrator having jurisdiction over the Issuer  or  any
of  its  affiliates is required for execution  of  this
Agreement, including, without limitation, the  issuance
and  sale of the Warrant or any exercise of the Warrant
or  the  issuance  of shares upon any exercise  of  the
Warrant,   or   the  performance  of  its   obligations
hereunder.

                (d)  Neither the sale of the Warrant or
any exercise of the Warrant, any New Warrant or the issuance of Warrant Shares upon any exercise of the Warrant, pursuant to, nor the performance of its obligations under, this Agreement by the Issuer will:

                    (i)  violate, conflict with, result
in  a  breach of, or constitute a default (or an  event
which with the giving of notice or the lapse of time or
both  would  be  reasonably  likely  to  constitute   a
default)  under  (A)  the  articles  of  incorporation,
charter  or  by-laws  of  the  Issuer  or  any  of  its
affiliates,  (B)  any  decree,  judgment,  order,  law,
treaty, rule, regulation or determination applicable to
the  Issuer  or  any of its affiliates  of  any  court,
governmental  agency  or  body,  or  arbitrator  having
jurisdiction  over the Issuer or any of its  affiliates
or  over the properties or assets of the Issuer or  any
of   its  affiliates,

(C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Issuer or any of its affiliates is a party, by which the Issuer or any of its affiliates is bound, or to which any of the properties of the Issuer or any of its affiliates is subject, or
(D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Issuer or any of its affiliates is a party; or

                     (ii)  result  in the  creation  or
imposition of any lien, charge or encumbrance upon the Warrant, any New Warrant or any Warrant Shares or any of the assets of the Issuer or any of its affiliates.

               (e)  The Warrant (except for clauses iii
and vi below) and all Warrant Shares upon issuance:

                     (i)   are,  or will be,  free  and
clear of any security interests, liens, claims or other encumbrances;

                     (ii)  have been, or will be,  duly
and validly authorized and will be duly and validly issued;

                    (iii)     shall be duly authorized,
validly  issued, fully paid and nonassessable, and  the
Holder  will  have  full  legal  and  equitable   title
thereto, free and clear of all liens, encumbrances, claims and rights of others created by or through the Issuer. The Issuer shall use its best efforts to list such Warrant Shares prior to such delivery upon each securities exchange, if any, upon which such class of security is listed at the time of such delivery;

                     (iv) will not have been issued  or
sold in violation of any preemptive or other similar rights of the holders of any securities of the Issuer;

                     (v)   will not subject the holders
thereof to personal liability by reason of being such holders; and

                     (vi)  are quoted on, and will  be,
following  the completion of the Restricted Period  (if
sold   in  accordance  with  the  provisions  of   this
Agreement),  eligible  for  trading  on,  the  National
Association of Securities Dealers Automated Quotations system ("NASDAQ").

                (f)   The Issuer is a Reporting  Issuer
and  has  filed  all reports required to  be  filed  by
Section  13(a) or 15(d) of the Securities and  Exchange
Act  of  1934 (the "Exchange Act") during the preceding
12   months  and  has  been  subject  to  such   filing
requirements for the past 90 days.

               (g)  There is no pending or, to the best
knowledge  of  the  Issuer,  threatened  action,  suit,
proceeding   or   investigation   before   any   court,
governmental agency or body, or arbitrator having jurisdiction over the Issuer or any of its affiliates that would materially affect the execution by the Issuer of, or the performance by the Issuer of its obligations under, this Agreement other than as set forth in the Exchange Act Reports, public announcements made by the Company prior to the Closing Date and information submitted to the Purchaser in the letter dated September 30, 1997.

               (h)  The Issuer, any person representing
the  Issuer, and, to the best knowledge of the  Issuer,
any  other  person  selling or  offering  to  sell  the
Warrant in connection with the transaction contemplated
by  this  Agreement, have not made, at any time through
and  including  the date hereof, any oral communication
in  connection  with the offer or sale of  the  Warrant
which contained any untrue statement of a material fact
or  omitted  to  state any material fact  necessary  in
order  to  make  the statements, in the  light  of  the
circumstances   under  which  they   were   made,   not
misleading.

               (i)  The sale of the Warrant pursuant to
this Agreement will be made in accordance with the provisions and requirements of Regulation S and any applicable state law.

                (j)   No  offer to buy the Warrant  was
made to the Issuer by any person in the United States.

                (k)   None of the Issuer, any affiliate
of the Issuer, or any person acting on behalf of the Issuer or any such affiliate has engaged, or will engage, in any Directed Selling Efforts with respect to the Warrant, any New Warrant or the Warrant Shares.

                (l)   The transactions contemplated  by
this Agreement:

                     (i)   have  not been  pre-arranged
with a purchaser who is in the United States or is a U.S. Person; and

                     (ii)  are  not part of a  plan  or
scheme to evade the registration provisions of the Act.

                (m)   The  Issuer has not  issued,  and
after the Closing Date will not issue, any stop transfer order or other order impeding the sale and delivery of the Warrant, any New Warrant or any Warrant
Shares except for a stop order restricting the sale of the Warrant, any New Warrant or any such Warrant Shares into the United States or to, or for the account or benefit of, U.S. Persons during the Restricted Period, and a stop order restricting the sale of the Warrant and any New Warrant pursuant to Section 3(c) hereof.

           6.    Covenants of the Issuer.   The  Issuer
covenants and agrees with the Purchaser to:

                 (a)   continue  to  comply  with   all
applicable reporting requirements of the Exchange Act;

                 (b)    refrain   from  publishing   or
disseminating any material in connection with the offering of the Warrant, any New Warrant or the Warrant
Shares except as required by regulatory or judicial order or request or as deemed by the Issuer to be advisable in complying with SEC or Nasdaq reporting or listing requirements.

                  (c)    ensure   that   all   Offering
Restrictions applicable to the sale of Warrant, any New
Warrant  and  the  Warrant  Shares  pursuant  to   this
Agreement are thoroughly complied with and satisfied;

                (d)   refrain from engaging, and insure
that none of its affiliates will engage, in any Directed Selling Efforts with respect to the Warrant, any New Warrant and the Warrant Shares; and

               (e)  notify the Purchaser promptly if at
any  time  during the period beginning on the  date  of
this  Agreement and ending on the Closing Date (i)  any
event shall have occurred as a result of which any oral
communication   made   by  the   Issuer,   any   person
representing  the Issuer, or, to the best knowledge  of
the  Issuer, by any other person in connection with the
transactions  contemplated  by  this  Agreement   would
include an untrue statement of a material fact or  omit
to  state any material fact necessary in order to  make
the   statements   therein,  in  the   light   of   the
circumstances   under  which  they   were   made,   not
misleading,  or (ii) there is any public disclosure  of
material  information  regarding  the  Issuer  or   its
financial condition or results of operation.

           7.   Conditions Precedent to the Purchaser's
Obligations.    The   obligations  of   the   Purchaser
hereunder are subject to the performance by the Issuer of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

                (a)  The representations and warranties
made by the Issuer in this Agreement shall, unless waived by the Purchaser, be true and correct as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.


           8.    Conditions Precedent to  the  Issuer's
Obligations.   The obligations of the Issuer  hereunder
are subject to the performance by the Purchaser of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

                (a)  The representations and warranties
made by the Purchaser in this Agreement shall, unless waived by the Issuer, be true and correct as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

                (b)   The  Purchaser will  execute  and
deliver to the Issuer, and retain in the records of the Purchaser, a certificate in the form attached hereto as Exhibit B.


            9.     Fees  and  Expenses.   Each  of  the
Purchaser and the Issuer agrees to pay its own expenses
incident   to   the  performance  of  its   obligations
hereunder, including, but not limited to, the fees, expenses and disbursements of such party's counsel.

          10.  Indemnification.

                (a)  In the event the Purchaser becomes
involved in any capacity in any action, proceeding or investigation in connection with any matter referred to in or relating to this Agreement (except as expressly provided for in paragraph (c) of this Section 10), the Issuer will reimburse the Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred, and will indemnify and hold the Purchaser harmless from and against any losses, claims, damages or liabilities to which it may become subject in connection with any such action, proceeding, investigation or matter, unless such loss, claim, damage or liability results primarily from the Purchaser's gross negligence, recklessness or bad faith in performing the services which are the subject of this Agreement.

                (b)   In  the  event  that  the  Issuer
becomes   involved  in  any  capacity  in  any  action,
proceeding  or  investigation in  connection  with  any
matter  referred  to in or relating to  this  Agreement
(except as expressly provided for in paragraph  (c)  of
this  Section  10),  the Purchaser will  reimburse  the
Issuer  for  its  reasonable legal and  other  expenses
(including   the   cost   of  any   investigation   and
preparation) incurred in connection therewith, as  such
expenses are incurred, and will indemnify and hold  the
Issuer  harmless  from and against any losses,  claims,
damages  or liabilities to which it may become  subject
in   connection  with  any  such  action,   proceeding,
investigation  or  matter,  unless  such  loss,  claim,
damage or liability results primarily from the Issuer's
gross   negligence,  recklessness  or  bad   faith   in
performing the services which are the subject of this Agreement.

                 (c)   Promptly  after  receipt  by  an
indemnified  party under this Section 10 of  notice  of
the  commencement of any action, such indemnified party
shall  notify the indemnifying party in writing of  the
commencement thereof; but the omission so to notify the
indemnifying  party shall not relieve the  indemnifying
party from any liability which it may have pursuant  to
this  Section 10 unless,
due to the failure to be so notified, the indemnifying
party is unable to contest the losses or claims indemnified
against, and such omission shall in no event relieve the
indemnifying party from any liability which it may have to
any indemnified party otherwise than under this Section 10.
In  case  any such action shall be brought against  any
indemnified  party and it shall notify the indemnifying
party  of  the  commencement thereof, the  indemnifying
party shall be entitled to participate therein and,  to
the   extent  that  it  may  elect  by  written  notice
delivered  to  such  indemnified party  promptly  after
receiving  the  aforesaid notice from such  indemnified
party,  to  assume  the  defense thereof  with  counsel
reasonably satisfactory to such indemnified party, (who
shall  not,  except with the consent of the indemnified
party,   which   consent  shall  not  be   unreasonably
withheld,  be  counsel  to  the  indemnifying   party);
provided, however, that if the defendants in  any  such
action  include  both  the indemnified  party  and  the
indemnifying party and the indemnified party shall have
reasonably  concluded that there may be legal  defenses
available to it and/or other indemnified parties  which
are different from or additional to those available  to
the  indemnifying  party,  the  indemnified  party   or
parties shall have the right to select separate counsel
to   assert  such  legal  defenses  and  otherwise   to
participate in the defense of such action on behalf  of
such  indemnified party or parties.   Upon  receipt  of
notice  from the indemnifying party to such indemnified
party of its election so to assume the defense of  such
action  and  approval  by  the  indemnified  party   of
counsel,  the indemnifying party will not be liable  to
such  indemnified party under this Section 10  for  any
legal  or other expenses subsequently incurred by  such
indemnified  party  in  connection  with  the   defense
thereof  unless  (i) the indemnified party  shall  have
employed  separate  counsel  in  connection  with   the
assertion  of  legal  defenses in accordance  with  the
proviso  to  the  next  preceding  sentence  (it  being
understood, however, that the indemnifying party  shall
be  liable for only the reasonable expenses of  counsel
and  shall not be liable for the expenses of more  than
one  separate counsel for each indemnified party), (ii)
the  indemnifying party shall not have employed counsel
reasonably  satisfactory to the  indemnified  party  to
represent  the  indemnified party within  a  reasonable
time  after  notice of commencement of  the  action  or
(iii)   the  indemnifying  party  has  authorized   the
employment of counsel for the indemnified party at the expense of the indemnifying party; provided further, however, that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clauses (i) or (iii).

            11.    Survival   of  the  Representations,
Warranties,    etc.    The    respective    agreements,
representations,  warranties,  indemnities  and   other
statements made by or on behalf of the Issuer and the Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect for the term of the Warrant, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of any payment for the Warrant.

           12.   Notices.  All communications hereunder
shall be in writing, and, if sent to the Purchaser shall be sufficient in all respects if delivered, sent by registered mail, or by telecopy and confirmed to the Purchaser at:

               First  Bermuda  Securities Limited
               11 Church Street, Chevron House
               Hamilton, Bermuda  HM11
               Attention: Maxwell R. Roberts
               Telephone: (441) 295-1330
               Telecopy:  (441) 292-9471

or, if sent to the Issuer, shall be delivered, sent by registered mail or by telecopy and confirmed to the Issuer at:

               Coyote Network Systems Inc.

               4360 Park Terrace Drive
               Westlake  Village, California  91361
               Attention: James Fiedler
               Telephone: (818) 735-7600
               Telecopy:  (818) 735-7633

          13.  Miscellaneous.

                (a)  This Agreement may be executed  in
one  or more counterparts and it is not necessary  that
signatures   of  all  parties  appear   on   the   same
counterpart,  but  such  counterparts  together   shall
constitute but one and the same agreement.

                (b)  This Agreement shall inure to  the
benefit  of  and  be binding upon the  parties  hereto,
their  respective  successors  and,  with  respect   to
Section   10   hereof,  the  officers,  directors   and
controlling persons thereof and each person under common control therewith, and no other person shall have any right or obligation hereunder.

                (c)   This Agreement shall be  governed
by, and construed in accordance with, the laws of the state of Delaware.

                (d)   The  headings of the sections  of
this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

           IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.


BY: COYOTE NETWORK SYSTEMS INC.

Signature:

Name:     James Fiedler
Title:    Chief Executive Officer


BY: FIRST BERMUDA SECURITIES LIMITED

Signature:

Name:     Maxwell R. Roberts, CPA
Title:    Chief Operating Officer

                 EXHIBIT A


          THIS WARRANT AND THE SHARES OF
          COMMON   STOCK  OF  COYOTE  NETWORK
          SYSTEMS INC. TO BE ISSUED UPON  ITS
          EXERCISE  HAVE NOT BEEN  REGISTERED
          UNDER  THE SECURITIES ACT OF  1933,
          AS  AMENDED  (THE "ACT")  AND  THIS
          WARRANT MAY NOT BE EXERCISED BY  OR
          ON  BEHALF  OF ANY U.S. PERSON  (AS
          DEFINED  IN REGULATION S UNDER  THE
          ACT)  UNLESS REGISTERED  UNDER  THE
          ACT   OR  ON  EXEMPTION  FROM  SUCH
          REGISTRATION IS AVAILABLE.

                IN ADDITION, THIS WARRANT  IS
          SUBJECT  TO RESTRICTIONS  ON  SALE,
          ASSIGNMENT,   CONVEYANCE,   PLEDGE,
          HYPOTHECATION,  GRANT  OF  SECURITY
          INTEREST, ENCUMBRANCE, GIFT OR  ANY
          OTHER  MANNER  OF  DISPOSITION   OR
          TRANSFER, WHETHER VOLUNTARILY OR BY
          OPERATION OF LAW, AS SET  FORTH  IN
          AN  OFFSHORE  WARRANT  SUBSCRIPTION
          AGREEMENT, DATED AS OF DECEMBER 22,
          1997,  BY AND BETWEEN FIRST BERMUDA
          SECURITIES,   LTD.,   AND    COYOTE
          NETWORK    SYSTEMS    INC.     (THE
          "AGREEMENT"), A COPY  OF  WHICH  IS
          AVAILABLE  FOR  INSPECTION  AT  THE
          OFFICES  OF COYOTE NETWORK  SYSTEMS
          INC..

                        WARRANT

               to Purchase 48,611 Shares

                          of

            Common Stock ($1.00 par value)

                          of

              COYOTE NETWORK SYSTEMS INC.

           This  certifies  that, for  value  received,
First  Bermuda  Securities Limited and  any  subsequent
transferee  pursuant to the terms of the Agreement  and
this   Warrant  (each,  a  "Holder")  is  entitled   to
purchase,  subject to the provisions of  this  Warrant,
from   Coyote   Network  Systems   Inc.,   a   Delaware
corporation (the "Issuer"), at any time or from time to
time  on  or  after the date hereof and  on  or  before
December 22, 2002 (the "Expiration Date"), 48,611 fully
paid  and  nonassessable shares of common stock,  $1.00
par  value  (the "Common Stock"), of the  Issuer  at  a
price   equal   to  $7.20  per  share  (the   "Exercise
Price")(such   shares  of  Common   Stock   and   other
securities issued and issuable upon exercise of this Warrant, the "Warrant Shares").

      Section  1.   Definitions.  Except  as  otherwise
specified herein, terms defined herein shall have the meanings assigned to them in the Agreement.

      Section 2.  Exercise of Warrant.  (a)  Subject to
the  provisions hereof, this Warrant may be  exercised,
in  whole or in part, but not as to a fractional share,
at  any time or from time to time on or after the  date
hereof  and  on  or  before  the  Expiration  Date,  by
presentation and surrender hereof to the Issuer at  the
address  which,  in accordance with the  provisions  of
Section 10 hereof, is then effective for notices to the
Issuer,  with  the  Election to Purchase  Form  annexed
hereto  as  Schedule One, duly executed and accompanied
by  payment to the Issuer as further set forth below in
this  Section 2, for the account of the Issuer, of  the
Exercise  Price  for  the  number  of  Warrant   Shares
specified  in  such  form.  If this Warrant  should  be
exercised   in  part  only,  the  Issuer  shall,   upon
surrender of this Warrant for the cancellation, execute
and  deliver a new Warrant evidencing the rights of the
Holder  hereof to purchase the balance of  the  Warrant
Shares   purchasable  hereunder.   The   Issuer   shall
maintain at its principal place of business a register for the registration of this Warrant and registration of transfer for this Warrant. The Exercise Price for the number of Warrant Shares specified in the Election to Purchase Form shall be payable in United States dollars by certified or official bank check payable to the order of the Issuer or by wire transfer of immediately available funds to an account by the Issuer for that purpose.

           (b)  Prior to the delivery of any securities
which  the  Issuer shall be obligated to  deliver  upon
exercise of this Warrant, the Issuer shall use its best
efforts  to comply with all Federal and state laws  and
regulations  thereunder, including without  limitation,
Regulation  S under the Act, requiring the registration
of  such securities with, or any approval of or consent
to the delivery thereof by, any governmental authority,
provided,  however,  that  the  Issuer  shall  have  no
obligation  to register the Warrant Shares  beyond  its
obligation  set forth in Section 9 below.   The  Issuer
need  not issue or deliver such shares of Common  Stock
unless and until in the opinion of the Issuer's counsel
(such  counsel's  fees to be paid by  the  Issuer)  all
applicable  requirements of state securities  laws  and
registration  of  such shares under the  Act,  and  all
applicable   listing  requirements  of   any   national
securities exchange on which shares of the same class are then listed, have been complied with.

           (c)   The  Issuer covenants that  procedures
will  be implemented ("Procedures") to ensure that this
Warrant  may not be exercised within the United  States
and that the Warrant Shares may not be delivered within
the  United  States upon such exercise, other  than  in
offerings   that  meet  the  definition  of   "offshore
transaction" pursuant to paragraph (i)(3) of  Rule  902
of  Regulation S under the Act, unless registered under
the  Act  or  an  exemption from such  registration  is
available.   The Holder covenants not to exercise  this
Warrant  except  in compliance with the Procedures  and
the terms of the Agreement.  The Purchaser or any other
Holder  of  this  Warrant must deliver,  prior  to  any
exercise of this Warrant, (i) a certificate in the form
attached  hereto  as Schedule Two  or  (ii)  a  written
opinion of counsel that this Warrant and the securities
delivered   upon   any  exercise  thereof   have   been
registered   under   the  Act  or   are   exempt   from
registration thereunder.

           (d)   All  Warrant Shares, when issued  upon
exercise  of  this  Warrant, shall be duly  authorized,
validly  issued, fully paid and nonassessable, and  the
Holder  will  have  full  legal  and  equitable   title
thereto, free and clear of all liens, encumbrances, claims and rights of others created by or through the Issuer. The Issuer shall use its best efforts to list such Warrant Shares prior to such delivery upon each securities exchange, if any, upon which such class of security is listed at the time of such delivery.

           (e)   Unless  the Warrant Shares  have  been
registered under the Act, upon any exercise of any part of this Warrant, all certificates representing Warrant
Shares shall bear on the face thereof substantially the following legend:

     The shares of common stock represented hereby
     have  not  been registered under the  Federal
     Securities  Act  of  1933,  as  amended  (the
     "Act")  or the securities laws of any  state,
     and may be offered or sold only if registered
     under   the  Act  and  all  other  applicable
     securities  laws  or Coyote  Network  Systems
     Inc.  receives  a  satisfactory  opinion   of
     counsel   that   an   exemption   from   such
     registration is available.

          (f) This Warrant may not be exercised to any extent by anyone after the end of the Warrant term.

     Section 3.  Reservation of Shares; Preservation of
Rights  of  Investor.  The Issuer  hereby  agrees  that
there  shall  be reserved for issuance and/or  delivery
upon  exercise of this Warrant, such number of  Warrant
Shares  as  shall be required for issuance or  delivery
upon exercise of this Warrant.  The Warrant surrendered
upon  exercise shall be cancelled by the Issuer.  After
the Expiration Date, no shares of Common Stock shall be
subject to reservation in respect of this Warrant.  The
Issuer  further  agrees  (i)  that  it  will  not,   by
amendment  of its Articles of Incorporation or  through
reorganization, consolidation, merger,  dissolution  or
sale of assets, or by any other voluntary act, avoid or
seek to avoid the observation or performance of any  of
the   covenants,  stipulations  or  conditions  to   be
observed  or  performed hereunder by the  Issuer,  (ii)
promptly to take all action as may from time to time be
required in order to permit the Holder to exercise this
Warrant  and the Issuer duly and effectively  to  issue
shares  of  its  Common Stock or  other  securities  as
provided  herein  upon the exercise hereof,  and  (iii)
promptly  to  take all action required or provided  for
herein  to  protect  the rights of the  Holder  granted
hereunder  against  dilution other  then  issuances  on
conversion   of  options,  offerings  or  acquisitions.
Without limiting the generality of the foregoing, should the Warrant Shares at any time consist in whole or in part of shares of capital stock having a par value, the Issuer agrees that before taking any action which would cause an adjustment of the Exercise Price so that the same would be less than the then par value of such Warrant Shares, the Issuer shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of such Common Stock at the Exercise Price as so adjusted. The Issuer further agrees that it will not establish a par value for its Common Stock while this Warrant is outstanding in an amount greater than the Exercise Price.

     Section 4.  Exchange, Transfer, Assignment or Loss
of  Warrant.  The Holder will not sell, assign, convey,
pledge,  hypothecate,  grant  security  interests   in,
encumber,  give away or in any other manner dispose  of
or  transfer,  whether voluntarily or by  operation  of
law, any of this Warrant, the Warrant Shares or any new
Warrant  to any person or entity that, to the knowledge
of  such  Holder, competes directly or indirectly  with
the  Issuer  without the prior written consent  of  the
Issuer.   Any  attempted transfer of this Warrant,  the
Warrant  Shares  or any new Warrant not  in  accordance
with  this  Section  shall be null and  void,  and  the
Issuer  shall not in any way be required to give effect
to such transfer.  No transfer of this Warrant shall be
effective  for any purpose hereunder until (i)  written
notice of such transfer and of the name and address  of
the  transferee has been received by the  Issuer,  (ii)
the transferee shall first agree in a writing deposited
with the Secretary of the Issuer to be bound by all the
provisions  of this Agreement and (iii) in the  opinion
of the Issuer's counsel (such counsel's fees to be paid
by  the  Issuer), all requirements of applicable  state
securities  laws and any requirement to  register  such
transfer  under the Act have been complied with.   Upon
surrender  of  this  Warrant  to  the  Issuer  by   any
transferee  authorized  under the  provisions  of  this
Section  4, and subject to the terms and conditions  of
the  Securities Act, the Issuer shall, without  charge,
execute  and  deliver a new Warrant registered  in  the
name  of  such  transferee at the address specified  by
such  transferee,  and this Warrant shall  promptly  be
cancelled.    The  Issuer  may  deem  and   treat   the
registered holder of any Warrant as the absolute owner thereof for all purposes, and the Issuer shall not be affected by any notice to the contrary. Any Warrant, if presented by an authorized transferee, may be exercised by such transferee without prior delivery of a new Warrant issued in the name of the transferee.

           Upon  receipt  by  the  Issuer  of  evidence
reasonably  satisfactory to  it  of  the  loss,  theft,
destruction or mutilation of this Warrant, and (in  the
case  of  loss,  theft  or destruction)  of  reasonably
satisfactory  indemnification, and upon  surrender  and
cancellation of this Warrant, if mutilated, the  Issuer
will  execute and deliver a new Warrant of  like  tenor
and  date.  Any such new Warrant executed and delivered
shall  constitute a separate contractual obligation  on
the  part of the Issuer, whether or not the Warrant  so
lost,  stolen, destroyed or mutilated shall be  at  any
time    enforceable   by   anyone,    provided,    such
indemnification obligation may be used as an offset against this new Warrant.

      Section  5.   Rights of the  Holder.   Neither  a
Holder nor his transferee by devise or the laws of descent and distribution or otherwise shall be, or have any rights or privileges of, a shareholder of the Issuer with respect to any Warrant Shares, unless and until certificates representing such Warrant Shares shall have been issued and delivered thereto.

      Section  6.   Adjustments in Exercise  Price  and
Warrant Shares. The Exercise Price and Warrant Shares shall be subject to adjustment from time to time as provided in this Section 6.

           (a)   If the Issuer is recapitalized through
the  subdivision  or  combination  of  its  outstanding
shares  of Common Stock into a larger or smaller number
of  shares,  the number of shares of Common  Stock  for
which  this Warrant may be exercised shall be increased
or   reduced,   as  of  the  record   date   for   such
recapitalization,  in  the  same  proportion   as   the
increase or decrease in the outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

           (b)   If  the Issuer declares a dividend  on
Common  Stock,  or makes a distribution to  holders  of
Common  Stock,  and  such dividend or  distribution  is
payable   or   made  in  Common  Stock  or   securities
convertible into or exchangeable for Common  Stock,  or
rights   to   purchase  Common  Stock   or   securities
convertible into or exchangeable for Common Stock,  the
number of shares of Common Stock for which this Warrant
may  be  exercised shall be increased, as of the record
date  for  determining which holders  of  Common  Stock
shall   be   entitled  to  receive  such  dividend   or
distribution, in proportion to the increase in the number of outstanding shares (and shares of Common
Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend or distribution, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant
Shares issuable hereunder immediately after the record date for such dividend or distribution shall equal the aggregate amount so payable immediately before such record date.

           (c)   If  the Issuer declares a dividend  on
Common   Stock  (other  than  a  dividend  covered   by
subsection (b) above) or distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up or its affairs, any shares of its stock, any evidence of indebtedness or any cash or other of its assets (other than Common
Stock or securities convertible into or exchangeable for Common Stock), the Holder shall receive notice of such event as set forth in Section 8 below.

           (d)   In  case of any consolidation  of  the
Issuer with, or merger of the Issuer into, any other corporation (other than a consolidation or merger in which the Issuer is the continuing corporation and in which no change occurs in its outstanding Common
Stock), or in case of any sale or transfer of all or substantially all of the assets of the Issuer, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Issuer, except where the Issuer is the surviving entity and no change occurs in its outstanding

Common Stock), the corporation formed by such consolidation
or the corporation  resulting from  such  merger  or  the
corporation  which shall have acquired such  assets  or
securities  of  the Issuer, as the case may  be,  shall
execute   and  deliver  to  the  Holder  simultaneously
therewith  a  new  Warrant, satisfactory  in  form  and
substance  to  the  Holder, together  with  such  other
documents   as  the  Holder  may  reasonably   request,
entitling  the Holder thereof to receive upon  exercise
of  such Warrant the kind and amount of shares of stock
and  other securities and property receivable upon such
consolidation,  merger, sale, transfer or  exchange  of
securities, or upon the dissolution following such sale
or  other transfer, by a holder of the number of shares
of  Common  Stock  purchasable upon  exercise  of  this
Warrant   immediately  prior  to  such   consolidation,
merger,  sale, transfer, or exchange, provided that  if
the  kind  or  amount  of  securities,  cash  or  other
property  receivable  upon such consolidation,  merger,
statutory exchange, sale or conveyance is not the  same
for  each  share  of Common Stock in respect  of  which
rights of election shall not have been exercised ("non-
electing  share"),  then  for  the  purpose   of   this
paragraph (d) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such new Warrant shall contain the same basic other terms and conditions as this Warrant and shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 6. The above provisions of this paragraph (d) shall similarly apply to successive consolidations, mergers, exchanges, sales or other transfers covered hereby.

           (e)  If the Issuer shall, at any time before
the expiration of this Warrant, dissolve, liquidate  or
wind up its affairs, the Holder shall, upon exercise of
this Warrant have the right to receive, in lieu of  the
shares  of  Common Stock of the Issuer that the  Holder
otherwise would have been entitled to receive, the same
kind  and  amount of assets as would have been  issued,
distributed  or  paid  to  the  Holder  upon  any  such
dissolution, liquidation or winding up with respect  to
such  shares  of  Common Stock of the  Issuer  had  the
Holder  been  the holder of record of  such  shares  of
Common  Stock receivable upon exercise of this  Warrant
on  the  date for determining those entitled to receive
any   such  distribution.   If  any  such  dissolution,
liquidation   or  winding  up  results  in   any   cash
distribution  in excess of the Exercise Price  provided
by   this  Warrant  for  the  shares  of  Common  Stock
receivable upon exercise of this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Issuer shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall obtain receipt of the Exercise Price by deducting an amount equal to the Exercise Price for the shares of Common Stock receivable upon exercise of this Warrant from the amount payable to the Holder. For purposes of this paragraph, the sale of all or substantially all of the assets of the Issuer and distribution of the proceeds thereof to the Issuer's shareholders shall be deemed a liquidation.

           (f)  If an event occurs which is similar  in
nature to the events described in this Section 6, but is not expressly covered hereby, the Board of Directors of the Issuer shall make or arrange for an equitable adjustment to the number of Warrant Shares and the Exercise Price.

           (g)  The term "Common Stock" shall mean  the
Common Stock, $1.00 par value, of the Issuer as the same exists at the Closing Date or as such stock may be constituted from time to time, except that for the purpose of this Section 6, the term "Common Stock" shall include any stock of any class of the Issuer which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer and which is not subject to redemption by the Issuer.

           (h)   The  Issuer  shall retain  a  firm  of
independent  public accountants of recognized  standing
(who may be any such firm regularly employed by the Issuer) to make any computation required under this
Section 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 6.

          (i) Whenever the number of Warrant Shares or the Exercise Price shall be adjusted as required by the provisions of this Section 6, the Issuer forthwith shall file in the custody of its secretary or an assistance secretary, at its principal office, and furnish to each Holder hereof, a certificate prepared in accordance with paragraph (h) above, showing the adjusted number of Warrant Shares and the Exercise
Price and setting forth in reasonable detail the circumstances requiring the adjustment.

           (j)   Notwithstanding any  other  provision,
this Warrant shall be binding upon and inure to the benefit of any successor or successors of the Issuer.

           (k)  No adjustment in the Exercise Price  in
accordance with the provisions of this Section 6 need be made if such adjustment would amount to a change in such Exercise Price of less than $.01; provided, however, that the amount by which any adjustment is not made by reason of the provisions of this paragraph (k) shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise
Price.

           (l)   If  an  adjustment is made under  this
Section 6 and the event to which the adjustment relates does not occur, then any adjustments in accordance with this Section 6 shall be readjusted to the Exercise
Price and the number of Warrant Shares which would be in effect had the earlier adjustment hot been made.


           Section  7.   Taxes on Issue or Transfer  of
Common Stock and Warrant. The Issuer shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities on the exercise of this Warrant. The Issuer shall not be required to pay any tax which may be payable in respect of any transfer of this Warrant or in respect of any transfers involved in the issue or delivery of shares or the exercise of this Warrant in a name other than that of the Holder and the person requesting such transfer, issue or delivery shall be responsible for the payment of any such tax (and the Issuer shall not be required to issue or deliver said shares until such tax has been paid or provided for).

          Section 8.  Notice of Adjustment.  So long as
this  Warrant shall be outstanding, (a) if  the  Issuer
shall  propose  to  pay  any  dividends  or  make   any
distribution  upon  the Common Stock,  or  (b)  if  the
Issuer  shall offer generally to the holders of  Common
Stock  the right to subscribe to or purchase any shares
of  any class of Common Stock or securities convertible
into  Common Stock or any other similar rights, or  (c)
if  there  shall be any proposed capital reorganization
of  the Issuer in which the Issuer is not the surviving
entity,  recapitalization of the capital stock  of  the
Issuer,  consolidation or merger of the Issuer with  or
into another corporation, sale, lease or other transfer
of  all or substantially all of the property and assets
of the Issuer, or voluntary or involuntary dissolution,
liquidation or winding up of the Issuer, or (d) if  the
Issuer  shall  give  to  its stockholders  any  notice,
report   or   other   communication   respecting    any
significant  or special action or event, then  in  such
event,  the Issuer shall give to the Holder,  at  least
thirty days prior to the relevant date described  below
(or  such  shorter period as is reasonably possible  if
thirty  days  is  not  reasonably possible),  a  notice
containing  a  description of the  proposed  action  or
event and stating the date or expected date on which  a
record of the Issuer's stockholders is to be taken  for
any of the foregoing purposes, and the date or expected
date   on   which   any  such  dividend,  distribution,
subscription,     reclassification,     reorganization,
consolidation,  combination,
merger, conveyance, sale, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

           Section 9.  Registration Rights.  (a)  Right
to   Piggyback.   Whenever  the  Company  proposes   to
register  any of its shares of Common Stock  under  the
Securities  Act  of 1933, as amended  (the  "Securities
Act")  and the registration form to be used  is  not  a
Form S-8 or Form S-4 and otherwise may be used for  the
registration  of  any  Warrant  Shares  (a   "Piggyback
Registration"),  the Company will give  prompt  written
notice  to all holders of the Warrant Shares for  which
the  registration form may be used of its intention  to
effect  such  a registration and will include  in  such
registration all Warrant Shares (in accordance with the
priorities  set  forth  in Subsections  9(b)  and  9(c)
below)  with respect to which the Company has  received
written  requests for inclusion therein within  fifteen
(15) days after the receipt of the Company's notice  or
such shorter time as the Company may deem necessary  or
advisable  due to the anticipated filing date  of  such
registration.   Inclusion  of  Warrant  Shares  in  any
secondary registration on behalf of holders of the Company's securities will be subject to any rights of approval and other rights which such holders may have and conditions which such holders may impose.

          (b)  Priority on Primary Registrations.  If a
Piggyback  Registration  is  an  underwritten   primary
registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities that the Company proposes to sell and (ii) second, the Warrant
Shares requested to be included in such registration and other securities requested to be included in such registration pro rata among the holders of the Warrant
Shares and the other securities on the basis of the number of securities so requested to be included therein.

          (c)  Priority on Secondary Registrations.  If
a  Piggyback Registration is an underwritten  secondary
registration  on  behalf of holders  of  the  Company's
securities  and  the managing underwriters  advise  the
Company in writing that in their opinion the number  of
securities   requested   to   be   included   in   such
registration exceeds the number which can  be  sold  in
such   offering,  the  Company  will  include  in  such
registration (i) first, the securities requested to  be
included   therein  by  the  holders  requesting   such
registration and such other securities as may have  the
right   to   be  included  on  a  priority  with   such
securities,  pro  rata  based on  the  number  of  such
securities   requested   to   be   included   in   such
registration and (ii) second, the Warrant Shares and other securities requested to be included in such registration, pro rata based on the number of Warrant
Shares and other securities so requested to be included therein.

           (d)   Selection  of  Underwriters.   If  any
Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering will be in the sole discretion of the Company.

           Section  10.   Notices.  All  communications
hereunder  shall be in writing, and,  if  sent  to  the
Holder   shall  be  sufficient  in  all   respects   if
delivered, sent by registered mail, or by telecopy and confirmed to the Holder at:

               First Bermuda Securities Limited
               11 Church Street, Chevron House
               Hamilton, Bermuda  HM11
               Attention: Maxwell R. Roberts
               Telephone: (441) 295-1330
               Telecopy:  (441) 292-9471
or it to any other Holder, addressed to such Holder at such address as it shall have specified to the Issuer in writing, or, if sent to the Issuer, shall be delivered, sent by registered mail or by telecopy and confirmed to the Issuer at:

               Coyote Network Systems Inc.
               4360 Park Terrace Drive
               Westlake  Village, California 91361
               Attention: James Fiedler
               Telephone: (818) 735-7600
               Telecopy:  (818) 735-7633

           Section  11.   Governing Law.  This  Warrant
shall be governed by, and interpreted in accordance with, the laws of the State of Delaware.


Dated:  December 22, 1997

COYOTE NETWORK SYSTEMS INC.


BY:_______________________________

Name:
Title:


ATTEST:

__________________________________
          Secretary

                                          Schedule One

                      ELECTION TO PURCHASE

           The undersigned hereby irrevocably elects to
exercise  this  Warrant  and to  purchase  ____________
shares  of  Coyote  Network Systems Inc.  Common  Stock
issuable  upon  the  exercise  of  this  Warrant,   and
requests that certificates for such shares shall be issued in the name of:

________________________________________________________
                             (Name)


________________________________________________________
                           (Address)


________________________________________________________
        (United States Social Security or other taxpayer identifying number, if applicable)

and, if different from above, be delivered to:

________________________________________________________
                             (Name)

________________________________________________________
                           (Address)

and, if the number of Warrant Shares so purchased are not all of the Warrant Shares issuable upon exercise of this Warrant, that a Warrant to purchase the balance of such Warrant Shares be registered in the name of, and delivered to, the undersigned at the address stated below.

Date:________________________, 19___

Name of Registered Owner: _____________________________

Address: _____________________________________________
______________________________________________________

Signature: ___________________________________________

                                                Schedule Two

[Warrant Agent]

Dear Sir/Madam

      In  connection with the warrant of Coyote Network
Systems   Inc.  issued  to  First  Bermuda   Securities
Limited, on December 22, 1997, and attached hereto, the
undersigned  certifies,  represents  and  warrants   as
follows:

          1.     I/We   hereby  exercise  the  warrants
          identified  above.   [Give  details  of   how
          payment is being made, in accordance with terms of warrants.]

          2. I/We hereby certify that I am/we are not a U.S. person (as that term is defined in Regulation S under the Securities Act); nor am I/we acting for or on behalf of a U.S.
          person.

          3.    At the time of exercise of the warrants
          I am/we are and any person for whom we are acting is located outside the United States.

          4.    Please  deliver  the  common  stock  of
          Coyote Network Systems Inc. as follows:

               ______________
               ______________
               ______________

          [specify address outside the United States]


                                   Very truly yours,


                                   [WARRANTHOLDER]

                                   By:________________
                                        Name:
                                        Title:

                           EXHIBIT B

Coyote Network Systems Inc.
4360 Park Terrace Drive
Westlake Village, California 91361
U. S. A.

Attention: Mr. James Fiedler


Dear Sirs:

      In  connection with the Warrant of Coyote Network
Systems   Inc.,  issued  to  First  Bermuda  Securities
Limited, on December 22, 1997, and attached hereto, the
undersigned   performed  the  functions   of   managing
underwriter in connection with the offering of such warrants and certifies, represents and warrants as follows:

      We hereby certify that the distribution of the warrants identified above was completed on December 22, 1997.

                          Very truly yours,

                          FIRST BERMUDA SECURITIES LIMITED

                          By:_____________________________
                               Name:  Maxwell R. Roberts, CPA
                               Title: Chief Operating Officer